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                                                                    Exhibit 23.8


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of USA Networks, Inc. of our report dated December 8, 1997 relating to the combined financial statements of Universal Television Group, appearing on page I-9 of HSN, inc.'s (subsequently renamed USA Networks, Inc.) proxy statement dated January 12, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

May 15, 1998
Century City, California